Exhibit 10.1

LETTER AMENDMENT

Dated as of September 1, 2006

To the banks, financial institutions
and other institutional lenders
(collectively, the “Lenders”)
parties to the Credit Agreement
referred to below and to Citicorp North America, Inc. (as paying agent, the “Agent”) and JPMorgan Chase Bank, N.A., as co-administrative agents for the Lenders

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of December 2, 2004 (as supplemented, modified and amended from time to time, the “Credit Agreement”) among CA, Inc. (formerly known as Computer Associates International, Inc.) (the “Borrower”), the Agent and the other parties thereto.  Capitalized terms not otherwise defined in this Waiver (as defined below) have the same meanings as specified in the Credit Agreement.

It is hereby agreed by you and us as follows:

The Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:

(a)           Section 5.02(e) is amended by (i) restating clause (iii) thereof in full to read as follows:

(iii) make Restricted Payments with cash or other assets (w) in the period from September 1, 2006 through June 30, 2007, in an amount not to exceed $2,400,000,000 (of which $2,000,000,000 will be used solely in respect of the purchase, redemption or other acquisition of any shares of common stock of the Borrower or any warrants, right or options to acquire any such shares), (x) at any time that, after giving effect thereto, the Liquidity Condition (as defined below) is met or (y) for any fiscal year other than the fiscal year ended March 31, 2007 and if the Liquidity Condition is not met on any date during such fiscal year, in an amount not to exceed the greater of (1) such Restricted Payments made during such fiscal year in accordance with clause (w) or (x) above or (2) $400,000,000 plus any applicable Carry Forward Amount (as defined below) for any preceding fiscal year ended after March 31, 2007, provided, that if on March 31 of any calendar year the Liquidity Condition is met, the Borrower may declare and make Restricted Payments in accordance with clause (iii)(x) above for the next succeeding fiscal year.

and (ii) deleting from the definition of “Carry Forward Amount” included therein the phrase “calendar year” and substituting therefor the phrase “fiscal year” in both places where such phrase appears.

(b)           Section 5.03(a) of the Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended by deleting the table therein and substituting therefor the following:

Quarter Ending On	Ratio
December 31, 2004	3.25 : 1.00
March 31, 2005 through June 30, 2006	2.75 : 1.00
September 30, 2006 and thereafter	4.00 : 1.00

The Borrower hereby certifies that, as of the date of this Letter Amendment, the representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of such date and no event has occurred and is continuing that constitutes a Default.

This Letter Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Letter Amendment executed by the undersigned and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Letter Amendment.  This Letter Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.

The Credit Agreement and the Notes, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least two counterparts of this Letter Amendment to Susan L. Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York  10022.

This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

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This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

CA, INC.

By	/s/ Mary Stravinskas
Title: Senior Vice President and Treasurer

Agreed as of the date first above written:

CITICORP NORTH AMERICA, INC.,
as Agent and as a Lender

By	/s/ James M. Walsh
James M. Walsh
Managing Director

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JPMORGAN CHASE BANK, N.A.,
as co-administrative agent and as a Lender

By	/s/ William Rindfuss
William Rindfuss
Title: Vice President

Bank of America, N.A.

By	/s/ Kevin McMahon
By: Kevin McMahon
Title: Senior Vice President